PRESS RELEASE

Mellanox Technologies, Ltd.

Press/Media Contact
Allyson Scott
McGrath/Power Public Relations and Communications
+1-408-727-0351
allysonscott@mcgrathpower.com

Investor Contact
Jeffrey Schreiner
+1-408-916-0012
jschreiner@mellanox.com

Israel PR Contact
Jonathan Wolf
Galai Communications Public Relations
+972-3-613-52-84
yoni@galaipr.com

Israel IR Contact
Emanuel Kahana
Gelbart Kahana Investor Relations
+972-3-607-47-17
mano@gk-biz.com

Mellanox Achieves Record Quarterly and Annual Revenues; Forecasts Strong 2018
Quarterly Revenue Record of $238 Million, Up 5 Percent Sequentially and 7 Percent Year Over Year
2017 Ethernet Revenues Up 26 Percent and 25/50/100 Gigabit Revenues Up 156 Percent Year-Over-Year
Revenue Growth and Cost Rationalization Builds Foundation for Expanding Operating Leverage

SUNNYVALE, Calif. and YOKNEAM, ISRAEL — January 18, 2018 — Mellanox® Technologies, Ltd. (NASDAQ: MLNX) today announced financial results for its fourth quarter and full year 2017 ended December 31, 2017.
“We are pleased to achieve record quarterly and full year revenues,” said Eyal Waldman, President and CEO of Mellanox Technologies. “2017 represented a year of investment and product transitions for Mellanox. Fourth quarter Ethernet revenues increased 11 percent sequentially, due to expanding customer adoption of our 25 gigabit per second and above Ethernet products across all geographies. We are encouraged by the acceleration of our 25 gigabit per second and above Ethernet switch business, which grew 41 percent sequentially, with broad based growth across OEM, hyperscale, tier-2, cloud, financial services and channel customers. During the fourth quarter, InfiniBand revenues grew 2 percent sequentially, driven by growth from our high-performance computing and artificial intelligence customers. For the full fiscal 2017, our revenues from the high performance computing market grew 13 percent year over year. Our 2017 results demonstrate the successful execution of our multi-year revenue diversification strategy, and our leadership position in 25 gigabit per second and above Ethernet adapters.”
Fourth Quarter 2017 - Highlights

•	Revenues were $237.6 million in the fourth quarter, and $863.9 million in fiscal year 2017.

•	GAAP gross margins were 64.1 percent in the fourth quarter, and 65.2 percent in fiscal year 2017.

•	Non-GAAP gross margins were 68.8 percent in the fourth quarter, and 70.4 percent in fiscal year 2017.

•	GAAP operating loss was $(6.7) million, or (2.8) percent of revenue, in the fourth quarter, and was $(17.1) million, or (2.0) percent of revenue, in fiscal year 2017.

•	Non-GAAP operating income was $38.0 million, or 16.0 percent of revenue, in the fourth quarter, and $118.7 million, or 13.7 percent of revenue, in fiscal year 2017.

•	GAAP net loss was $(2.6) million in the fourth quarter, and was $(19.4) million in fiscal year 2017.

•	Non-GAAP net income was $42.9 million in the fourth quarter, and $116.6 million in fiscal year 2017.

•	GAAP net loss per diluted share was $(0.05) in the fourth quarter, and $(0.39) in fiscal year 2017.

•	Non-GAAP net income per diluted share was $0.82 in the fourth quarter, and $2.28 in fiscal year 2017.

•	$66.9 million in cash was provided by operating activities during the fourth quarter.

•	$161.3 million in cash was provided by operating activities during fiscal year 2017.

•	Cash and investments totaled $273.8 million at December 31, 2017.
Mr. Waldman continued, “As we enter 2018, we expect to build on our momentum in Ethernet and InfiniBand. With the recent release of our BlueField system-on-chip, and the future introduction of our 200 gigabit per second InfiniBand and Ethernet products, Mellanox is well positioned to begin reaping the benefits from prior investments. Looking ahead, we anticipate seeing acceleration of revenue growth, while delivering on our commitment to more efficiently manage costs and achieve fiscal 2018 non-GAAP operating margins of 18 to 19 percent. We continue to drive improvements in profitability and identify further efficiencies that can be realized as our prior investments begin to yield positive results and we transition towards new product introductions in 2018 and beyond.”

First Quarter 2018 Outlook

We currently project:

•	Quarterly revenues of $222 million to $232 million

•	Non-GAAP gross margins of 68.5 percent to 69.5 percent

•	Non-GAAP operating expenses of $120 million to $122 million

•	Share-based compensation expense of $16.3 million to $16.8 million

•	Non-GAAP diluted share count of 52.4 million to 52.9 million

Full Year 2018 Outlook

We currently project:

•	Revenues of $970 million to $990 million

•	Non-GAAP gross margins of 68.0 percent to 69.0 percent

•	Non-GAAP operating margin of 18.0 percent to 19.0 percent

•	Non-GAAP operating margin of more than 20.0 percent exiting 2018

Recent Mellanox Press Release Highlights

•	January 16, 2018	Mellanox ConnectX®-5 Ethernet Adapter Wins Linley Group Analyst Choice Award for Best Networking Chip
•	January 9, 2018	Mellanox Discontinuing 1550nm Silicon Photonics Development Activities
•	January 4, 2018	Mellanox Ships BlueField™ System-on-Chip Platforms and SmartNIC Adapters to Leading OEMs and Hyperscale Customers
•	December 18, 2017	Meituan.com Selects Mellanox Interconnect Solutions to Accelerate its Artificial Intelligence, Big Data and Cloud Data Centers
•	December 12, 2017	Mellanox Interconnect Solutions Accelerate Tencent Cloud High-Performance Computing and Artificial Intelligence Infrastructure
•	December 4, 2017	Mellanox and NEC Partner to Deliver Innovative High-Performance and Artificial Intelligence Platforms
•	November 14, 2017	Mellanox Propels NetApp to New Heights with 100Gb/s InfiniBand Connectivity
•	November 13, 2017	Deployment Collaboration with Lenovo will Power Canada’s Largest Supercomputer Centre with Leading Performance, Scalability for High Performance Computing Applications
•	November 13, 2017	Mellanox InfiniBand Solutions to Accelerate the World’s Next Fastest Supercomputers
•	November 13, 2017	Mellanox InfiniBand to Accelerate Japan's Fastest Supercomputer for Artificial Intelligence Applications
•	November 13, 2017	InfiniBand Accelerates 77 Percent of New High-Performance Computing Systems on TOP500 Supercomputer List

Conference Call
Mellanox will hold its fourth quarter and fiscal year 2017 financial results conference call today, at 2 p.m. Pacific Time, to discuss the company’s financial results. To listen to the call, dial 1-800-459-5343, or for investors outside the U.S., +1-203-518-9553, approximately 10 minutes prior to the start time.
The Mellanox financial results conference call will be available via live webcast on the investor relations section of the Mellanox website at: http://ir.mellanox.com. Access the webcast 15 minutes prior to the start of the call to download and install any necessary audio software. A replay of the webcast will also be available on the Mellanox website.
About Mellanox
Mellanox Technologies is a leading supplier of end-to-end InfiniBand and Ethernet interconnect solutions and services for servers and storage. Mellanox interconnect solutions increase data center efficiency by providing the highest throughput and lowest latency, delivering data faster to applications and unlocking system performance capability. Mellanox offers a choice of fast interconnect products: adapters, switches, software, cables and silicon that accelerate application runtime and maximize business results for a wide range of markets including high-performance computing, enterprise data centers, Web 2.0, cloud, storage and financial services. More information is available at: www.mellanox.com.

GAAP to Non-GAAP Reconciliation
To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP measures of net income which are adjusted from results based on GAAP to exclude share-based compensation expense, amortization expense of acquired intangible assets, acquisition and other charges, settlement costs, restructuring and related charges, and income tax effects and adjustments. Acquisition and other charges include expenses related to acquisitions of other companies and non-routine shareholder matters. Restructuring and related charges include costs that are the result of restructuring, consisting of employee termination and severance costs, facilities related costs, contract cancellation charges, and impairment of long-lived assets. The purpose of income tax effects and adjustments is to exclude tax consequences associated with the above excluded expenses items, as well as the non-cash impact on the tax provision pertaining to changes in deferred tax assets associated with carryforward losses of group entities subject to tax holiday in Israel. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expense, amortization expense of acquired intangible assets, acquisition and other charges, settlement costs, restructuring and related charges, and income tax effects and adjustments because it enhances investors' ability to understand our business from the same perspective as management, which believes that such items are not directly attributable to nor reflect the underlying performance of the company's business operations. Further, management believes certain non-cash charges such as share-based compensation, amortization of acquired intangible assets, impairment of long-lived assets, changes related to recognition of deferred taxes and the net impact on the company's tax provision for non-GAAP adjustments do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is also presented in the financial statements portion of this release and is posted under the "Investor Relations" section on our website.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements, including the outlook for the three months ended March 31, 2018 and full fiscal 2018, statements related to trends in the market for our solutions and services, opportunities for our company in 2018 and beyond, and future product capabilities. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management's beliefs and certain assumptions made by us, all of which are subject to change.
Forward-looking statements can often be identified by words such as "projects," "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued expansion of our product line, customer base and the total available market of our products, the continued growth in demand for our products, the continued, increased demand for industry standards-based technology, our ability to react to trends and challenges in our business and the markets in which we operate, our ability to anticipate market needs or develop new or enhanced products to meet those needs, the adoption rate of our products, our ability to establish and maintain successful relationships with our OEM partners, our ability to effectively compete in our industry, fluctuations in demand, sales cycles and prices for our products and services, our success converting design wins to revenue-generating product shipments, the continued launch and volume ramp of large customer sales opportunities, our ability to protect our intellectual property rights, our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses, our success in realizing the anticipated benefits of mergers and acquisitions, and our ability to obtain debt at competitive rates or in sufficient amounts in order to fund our contractual commitments. Furthermore, the majority of our quarterly revenues are derived from customer orders received and fulfilled in the same quarterly period. We have limited visibility into actual end-user demand as such demand impacts us and our OEM customer inventory balances in any given quarter. Consequently, this introduces risk and uncertainty into our revenue and production forecasts and business planning and could negatively impact our financial results. In addition, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, changing overall demand for our products, and negative financial news. Consequently, our results could differ materially from our prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.
More information about the risks, uncertainties and assumptions that may impact our business is set forth in our annual report on Form 10-K filed with the SEC on February 17, 2017. All forward-looking statements in this press release, including the outlook for the three months ended March 31, 2018 and full fiscal 2018, are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.
Mellanox is a registered trademark of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.

Mellanox Technologies, Ltd.
Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Total revenues	237,581	221,676	$863,893	$857,498
Cost of revenues	85,238	73,507	300,450	301,986
Gross profit	152,343	148,169	563,443	555,512
Operating expenses:
Research and development	94,123	85,651	365,878	322,620
Sales and marketing	38,761	35,568	150,457	133,780
General and administrative	14,136	13,589	52,170	68,522
Impairment of long-lived assets	12,019	—	12,019	—
Total operating expenses	159,039	134,808	580,524	524,922
Income (loss) from operations	(6,696)	13,361	(17,081)	30,590
Interest expense	(1,932)	(1,944)	(7,937)	(7,352)
Other income, net	649	108	3,115	1,090
Interest and other, net	(1,283)	(1,836)	(4,822)	(6,262)
Income (loss) before taxes on income	(7,979)	11,525	(21,903)	24,328
Provision for (benefit from) taxes on income	(5,386)	2,530	(2,478)	5,810
Net income (loss)	(2,593)	8,995	$(19,425)	$18,518
Net income (loss) per share — basic	(0.05)	0.18	$(0.39)	$0.38
Net income (loss) per share — diluted	(0.05)	0.18	$(0.39)	$0.37
Shares used in computing net income (loss) per share:
Basic	51,234	48,926	50,310	48,145
Diluted	51,234	49,971	50,310	49,526

Mellanox Technologies, Ltd.
Reconciliation of Non-GAAP Adjustments
(in thousands, except percentages, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Reconciliation of GAAP net income (loss) to non-GAAP:
GAAP net income (loss)	$(2,593)	$8,995	$(19,425)	$18,518
Adjustments:
Share-based compensation expense:
Cost of revenues	470	602	2,000	2,375
Research and development	10,479	10,156	40,278	40,474
Sales and marketing	4,009	3,809	15,693	15,183
General and administrative	2,913	2,615	10,893	13,086
Total share-based compensation expense	17,871	17,182	68,864	71,118
Amortization of acquired intangibles:
Cost of revenues	10,641	10,640	42,482	48,119
Research and development	196	196	779	781
Sales and marketing	2,230	2,230	8,919	7,713
Total amortization of acquired intangibles	13,067	13,066	52,180	56,613
Settlement costs:
General and administrative	—	(125)	—	4,981
Total settlement costs	—	(125)	—	4,981
Acquisition and other charges
Cost of revenues	—	—	—	8,261
Research and development	193	787	734	1,834
Sales and marketing	48	—	141	206
General and administrative	1,507	97	1,794	6,844
Total acquisition and other charges	1,748	884	2,669	17,145
Restructuring and related charges	12,019	—	12,019	—
Income tax effects and adjustments	799	1,294	250	1,086
Non-GAAP net income	$42,911	$41,296	$116,557	$169,461

Reconciliation of GAAP gross profit to non-GAAP:
Revenues	$237,581	$221,676	$863,893	$857,498
GAAP gross profit	152,343	148,169	563,443	555,512
GAAP gross margin	64.1%	66.8%	65.2%	64.8%
Share-based compensation expense	470	602	2,000	2,375
Amortization of acquired intangibles	10,641	10,640	42,482	48,119
Acquisition and other charges	—	—	—	8,261
Non-GAAP gross profit	$163,454	$159,411	$607,925	$614,267
Non-GAAP gross margin	68.8%	71.9%	70.4%	71.6%

Reconciliation of GAAP operating expenses to non-GAAP:
GAAP operating expenses	$159,039	$134,808	$580,524	$524,922
Share-based compensation expense	(17,401)	(16,580)	(66,864)	(68,743)
Amortization of acquired intangibles	(2,426)	(2,426)	(9,698)	(8,494)
Settlement costs	—	125	—	(4,981)
Acquisition and other charges	(1,748)	(884)	(2,669)	(8,884)
Restructuring and related charges	(12,019)	—	(12,019)	—
Non-GAAP operating expenses	$125,445	$115,043	$489,274	$433,820

Mellanox Technologies, Ltd.
Reconciliation of Non-GAAP Adjustments
(in thousands, except per share data, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Reconciliation of GAAP income (loss) from operations to non-GAAP:
GAAP income (loss) from operations	$(6,696)	$13,361	$(17,081)	$30,590
Share-based compensation expense	17,871	17,182	68,864	71,118
Settlement costs	—	(125)	—	4,981
Amortization of acquired intangibles	13,067	13,066	52,180	56,613
Acquisition and other charges	1,748	884	2,669	17,145
Restructuring and related charges	12,019	—	12,019	—
Non-GAAP income from operations	$38,009	$44,368	$118,651	$180,447
Non-GAAP income from operations %	16.0%	20.0%	13.7%	21.0%

Shares used in computing GAAP diluted net income (loss) per share	51,234	49,971	50,310	49,526
Adjustments:
Effect of dilutive securities under GAAP	—	(1,045)	—	(1,381)
Total options vested and exercisable	835	1,217	835	1,217
Shares used in computing non-GAAP diluted net income per share	52,069	50,143	51,145	49,362

GAAP diluted net income (loss) per share	$(0.05)	$0.18	$(0.39)	$0.37
Adjustments:
Share-based compensation expense	0.34	0.33	1.38	1.44
Amortization of acquired intangibles	0.26	0.26	1.04	1.14
Settlement costs	—	—	—	0.10
Restructuring and related charges	0.23	—	0.24	—
Acquisition and other charges	0.03	0.02	0.05	0.34
Income tax effects and adjustments	0.02	0.03	—	0.02
Effect of dilutive securities under GAAP	—	0.02	—	0.10
Total options vested and exercisable	(0.01)	(0.02)	(0.04)	(0.08)
Non-GAAP diluted net income per share	$0.82	$0.82	$2.28	$3.43

Mellanox Technologies, Ltd.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	December 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$62,473	$56,780
Short-term investments	211,281	271,661
Accounts receivable, net	154,213	141,768
Inventories	64,657	65,523
Other current assets	14,295	17,346
Total current assets	506,919	553,078
Property and equipment, net	109,919	118,585
Severance assets	18,302	15,870
Intangible assets, net	228,195	278,031
Goodwill	472,437	471,228
Deferred taxes and other long-term assets	66,162	36,713
Total assets	$1,401,934	$1,473,505
LIABILIITES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$59,090	$59,533
Accrued liabilities	114,058	105,042
Deferred revenue	23,485	24,364
Current portion of term debt	—	23,628
Total current liabilities	196,633	212,567
Accrued severance	23,205	19,874
Deferred revenue	17,820	15,968
Term debt	72,761	218,786
Other long-term liabilities	34,067	30,580
Total liabilities	344,486	497,775

Shareholders' equity:
Ordinary shares	221	209
Additional paid-in capital	873,979	774,605
Accumulated other comprehensive income (loss)	1,618	(928)
Retained earnings	181,630	201,844
Total shareholders’ equity	1,057,448	975,730
Total liabilities and shareholders’ equity	$1,401,934	$1,473,505

Mellanox Technologies, Ltd.
Condensed Consolidated Statement of Cash Flows
(in thousands, unaudited)

	Year ended December 31,
	2017	2016
Cash flows from operating activities:
Net income (loss)	$(19,425)	$18,518
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	103,821	97,731
Deferred income taxes	(2,150)	809
Share-based compensation	68,864	66,309
(Gains) on short-term investments, net	(3,460)	(1,774)
Impairment of long-lived assets	12,019	—
Changes in assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(12,175)	(41,331)
Inventories	(887)	8,263
Prepaid expenses and other assets	(681)	6,948
Accounts payable	170	13,330
Accrued liabilities and other liabilities	15,216	27,261
Net cash provided by operating activities	161,312	196,064
Cash flows from investing activities:
Purchase of severance-related insurance policies	(1,312)	(1,172)
Purchase of short-term investments	(188,745)	(300,858)
Proceeds from sales of short-term investments	193,082	237,764
Proceeds from maturities of short-term investments	59,129	149,725
Purchase of property and equipment	(41,376)	(42,976)
Purchase of intangible assets	(2,843)	(7,962)
Purchase of investments in privately-held companies	(15,021)	(4,982)
Acquisitions, net of cash acquired	(872)	(693,692)
Net cash provided by (used in) investing activities	2,042	(664,153)
Cash flows from financing activities:
Proceeds from term debt	—	280,000
Principal payments on term debt	(172,000)	(34,000)
Term debt issuance costs	—	(5,521)
Principal payments on capital lease and intangible assets obligations	(7,369)	(1,364)
Proceeds from issuances of ordinary shares through employee equity incentive plans	29,733	22,555
Net cash provided by (used in) financing activities	(149,636)	261,670
Net increase (decrease) in cash and cash equivalents	13,718	(206,419)
Cash, cash equivalents, and restricted cash at beginning of period	56,780	263,199
Cash, cash equivalents, and restricted cash at end of period	$70,498	$56,780